Exhibit 10.1

Amendment to

SENIOR SECURED CONVERTIBLE DEBENTURE

This Amendment to SENIOR SECURED CONVERTIBLE DEBENTURE (the “Amendment”) is entered into as of September 23, 2015 (“Amendment Effective Date”), by and between Cesca Therapeutics Inc., a Delaware corporation (the “Company”), having its principal place of business at 2711 Citrus Road, Rancho Cordova, California 95742, and Sabby Healthcare Master Fund, Ltd. and Sabby Volatility Warrant Master Fund, Ltd. (collectively “Holders”), and amends those certain Senior Secured Convertible Debenture Due August 31, 2045 in aggregate original principal amount of $5,500,000 (the “Debentures”) that were issued pursuant to the Securities Purchase Agreement, dated August 31, 2015, between the Company and the Holders. Company and Holders are sometimes referred to herein individually as a “Party” and collectively as the “Parties.” Defined terms used in this Amendment but not defined herein shall have the meanings set forth in the Debenture.

RECITALS

WHEREAS, Holders own all of the Debentures;

WHEREAS, the Parties desire to amend the Debenture as described below; and

NOW, THEREFORE, in consideration of the foregoing recitals and the covenants contained herein, the parties agree as follows:

AGREEMENT

1.	AMENDMENT TO DEBENTURE

1.1     Effective as of the Amendment Effective Date, Section 1 defined term Mandatory Default Amount shall be amended and restated in its entirety to read as follows:

“Mandatory Default Amount” means the sum of (a) the greater of (i) the outstanding principal amount of this Debenture, plus all accrued and unpaid interest hereon, divided by the Conversion Price on the date the Mandatory Default Amount is either (A) demanded (if demand or notice is required to create an Event of Default) or otherwise due or (B) paid in full, whichever has a lower Conversion Price, multiplied by the VWAP on the date the Mandatory Default Amount is either (x) demanded or otherwise due or (y) paid in full, whichever has a higher VWAP, or (ii) 130% of the outstanding principal amount of this Debenture (provided that such amount shall be 110% of the outstanding principal amount of this Debenture in connection with an Event of Default under Section 8(a)(xvi) only), plus 100% of accrued and unpaid interest hereon, and (b) all other amounts, costs, expenses and liquidated damages due in respect of this Debenture.”

1.2     Effective as the Amendment Effective Date, Section 8(a)xvi is hereby amended and restated in its entirety to read as follows:

“xvi. The Company shall have not obtained Authorized Share Approval on or prior to November 9, 2015; or”

2.	MISCELLANEOUS

2.1     No Other Amendment. Except as expressly set forth herein, the amendment provided herein shall not, by implication or otherwise, limit, constitute a waiver of, or otherwise affect the rights and remedies of the Parties under the Debentures, nor shall it constitute a waiver of any default, nor shall it alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Debentures. The amendment provided herein shall apply and be effective only with respect to the provisions of the Debenture specifically referred to by such amendments. Other than as amended by this amendment, the Debentures remain in full force and effect.

2.2     Counterparts. This Debenture may be executed in two (2) or more counterparts, each of which will be deemed an original, but all of which together will constitute one (1) and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed by their duly authorized representatives as of the Amendment Effective Date.

SABBY HEALTHCARE MASTER FUND, LTD.
By: /s/ Robert Grundstein Name: Robert Grundstein Title: COO and General Counsel
SABBY VOLATILITY WARRANT MASTER FUND, LTD.
By: /s/ Robert Grundstein Name: Robert Grundstein Title: COO and General Counsel
CESCA THERAPEUTICS INC.
By: /s/ Robin C. Stracey Name: Robin C. Stracey Title: CEO